Delaware

PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ETF ACTIVELY MANAGED TRUST", CHANGING ITS NAME FROM "ETF ACTIVELY MANAGED TRUST" TO "ETFIS SERIES TRUST I", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF SEPTEMBER, A.D. 2013, AT 1:10 O'CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

5216005 8100

131091618

AUTHENTICATION: 0738127

DATE: 09-16-13

You may verify this certificate online
at corp.delaware.gov/authver.shtml

ETF ACTIVELY MANAGED TRUST

Certificate of Amendment to
Certificate of Trust

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

1.	The name of the Statutory Trust is ETF Actively Managed Trust.

2.	The Certificate of Trust is hereby amended by deleting Section 1 of the Certificate of Trust in its entirety and replacing it with the following:

1. The name of the Statutory Trust is ETF Series Trust I.

3.	This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 16th day of September, 2013.

By:	/s/ William J. Smalley
Name:	William J. Smalley
Title:	Trustee